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                                     EXHIBIT 21.1

                                     SUBSIDIARIES

The following is a list of all the subsidiaries of The Coleman Company, Inc.

                                   JURISDICTION OF                 ASSUMED
              NAME                 INCORPORATION                     NAME
              ----                 ---------------                 -------

Application des Gaz, S.A.               France

Australian Coleman, Inc.                Kansas

Bafiges S.A.                            France

Beacon Exports, Inc.                    Kansas

C C Outlet, Inc.                        Delaware                   Camp Coleman

Camping Gaz do Brasil                   Brazil

Camping Gaz Great Britian Limited       United Kingdom

Camping Gaz (Poland)                    Poland

Camping Gaz Suisse AG                   Switzerland

Camping Gaz CS, Spol. SRO               Czech Republic

Camping Gaz GmbH                        Austria

Camping Gaz International
 Deutschland GmbH                       Germany

Camping Gaz Hellas                      Greece

Camping Gaz International
 (Portugal) Ltd.                        Portugal

Camping Gaz Kft                         Hungary

Camping Gaz Philippines, Inc.           Philippines

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                              SUBSIDIARIES, CONTINUED

                                   JURISDICTION OF                 ASSUMED
              NAME                  INCORPORATION                   NAME
              ----                 ---------------                 -------
Camping Gaz Italie Srl                  Italy

Campiran SA                             Iran

The Canadian Coleman
 Company, Limited                       Ontario (Canada)    La Compagnie
                                                             Canadien Coleman

Coleman Argentina, Inc.                 Delaware

Coleman Asia Limited                    Hong Kong

Coleman Country, Ltd.                   Kansas              Coleman Dubai

Coleman (Deutschland) GmbH              Germany

Coleman do Brasil Ltda.                 Brazil

Coleman Europe N.V.                     Belgium

Coleman Holland B.V.                    The Netherlands

Coleman Japan Co., Ltd.                 Japan

Coleman International SARL              Switzerland

Coleman Lifestyles K.K.                 Japan

Coleman Manufacturing de Mexico,
 S.A. de C.V.                           Mexico

Coleman Mexico S. A. de C.V.            Mexico

Coleman Powermate Compressors, Inc.     Delaware

Coleman Powermate, Inc.                 Nebraska

Coleman Puerto Rico, Inc.               Delaware

Coleman Safety & Security
 Products, Inc.                         Delaware

Coleman SARL                            France

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                                SUBSIDIARIES, CONTINUED

                                        JURISDICTION OF            ASSUMED
              NAME                       INCORPORATION              NAME
              ----                      ---------------            -------

Coleman Spas, Inc.                      California

Coleman SVB S.r.l.                      Italy

Coleman Taymar Limited                  United Kingdom

Coleman U.K. Holdings Limited           United Kingdom

Coleman U.K. PLC                        United Kingdom

Coleman Venture Capital, Inc.           Kansas

Eastpak Corporation                     Delaware            American Lifestyles
                                                             Group

Eastpak Manufacturing Corporation       Delaware

Epigas International Limited            United Kingdom

General Archery Industries, Inc.        Arkansas

Jasan Products Ltd.                     Bermuda

Kansas Acquisition Corp.                Delaware

Nippon Coleman, Inc.                    Kansas

Pearson Holdings, Inc.                  Arkansas

Productos Coleman, S.A.                 Spain

PT Camping Gaz Indonesia                Indonesia

River View Corporation of
 Barling, Inc.                          Arkansas

Sierra Corporation of
 Fort Smith, Inc.                       Arkansas

TCCI Management Inc.                    Delaware

Taymar Gas Limited                      United Kingdom

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                              SUBSIDIARIES, CONTINUED

                                        JURISDICTION OF               ASSUMED
              NAME                       INCORPORATION                 NAME
              ----                      ---------------               -------

Tsana Internacional, S.A.               Costa Rica

Woodcraft Equipment Company             Missouri